UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): April 1, 2005   (March 28, 2005)

Build-A-Bear Workshop, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri	63114

(Address of Principal Executive Offices)	(Zip Code)

(314) 423-8000

(Registrant's Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

        Effective March 28, 2005, Build-A-Bear Workshop, Inc. (the “Company”) amended the Employment, Confidentiality and Non-compete Agreement dated July 9, 2001 by and between the Company and John F. Burtelow, pursuant to a First Amendment (the “First Amendment”). The First Amendment changes Mr. Burtelow’s title from Chief Banker Bear to Managing Director of Accounting and allows the Company’s Chief Financial Officer to assign him duties. While Mr. Burtelow’s employment is initially to remain on a full-time basis under the First Amendment, the parties reserved the option to mutually agree in writing at a later date to allow Mr. Burtelow to work on a reduced hours basis without a requirement to formally amend the agreement. Mr. Burtelow’s annual salary was reduced to not less than $160,000 and his bonus will be determined annually by the Company in accordance with its bonus structure for all other Managing Directors of the Company, for so long as Mr. Burtelow remains employed on a full time basis, as defined for benefits purposes, in the position of Managing Director. In the event that the employment agreement is terminated due to Mr. Burtelow’s shift to reduced hours status, the post-termination competition restrictions set forth in the agreement will also terminate.

        A copy of the First Amendment is furnished as Exhibit 10.1 hereto and is incorporated by reference herein. The description of the First Amendment contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01      Financial Statements and Exhibits.

(c)    Exhibits

Exhibit Number	Description of Exhibit

10.1	First Amendment to Employment, Confidentiality and Non-compete Agreement dated March 28, 2005 by and between Build-A-Bear Workshop, Inc. and John F. Burtelow

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: April 1, 2005	By:	/s/ Tina Klocke
Name:	Tina Klocke
Title:	Chief Financial Bear, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	First Amendment to Employment, Confidentiality and Non-compete Agreement dated March 28, 2005 by and between Build-A-Bear Workshop, Inc. and John F. Burtelow

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